CUSIP No. 31809H209	SCHEDULE 13D

EXHIBIT 3

JOINT FILING AGREEMENT

The undersigned hereby agree that this Schedule 13D (the “Schedule 13D”) with respect to the common stock of FinTech Acquisition Corp. is, and any additional amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to the Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.  It is understood and agreed that the joint filing of the Schedule 13D shall not be construed as an admission that the persons named herein constitute a group for purposes of Regulation 13D-G of the Securities Exchange Act of 1934, nor is a joint venture for purposes of the Investment Company Act of 1940.

Dated: April 7, 2016

WELLINGTON MANAGEMENT GROUP LLP

	By:	/s/ Emily Babalas
Name: Emily D. Babalas
Title: Authorized Person

WELLINGTON GROUP HOLDINGS LLP

	By:	/s/ Emily Babalas
Name: Emily D. Babalas
Title: Authorized Person

WELLINGTON INVESTMENT ADVISORS HOLDINGS LLP

	By:	/s/ Emily Babalas
Name: Emily D. Babalas
Title: Authorized Person

WELLINGTON MANAGEMENT COMPANY LLP

	By:	/s/ Emily Babalas
Name: Emily D. Babalas
Title: Authorized Person